Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     As an independent Certified Public Accountant, I hereby consent to the incorporation in this Form SB-2 Registration Statement of my Audit Report of US Precious Metals, Inc. dated August 3, 2005 for the period ended May 31, 2005, and to all references to my Firm included in this registration statement.





/s/ Robert G. Jeffrey
---------------------
    Robert G. Jeffrey



Wayne, New Jersey 07470
August 3, 2005